Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

JMills@icrinc.com

eDiets® Announces Q1 2007 Results

FORT LAUDERDALE, FL, May 3, 2007 – eDiets.com, Inc. (NASDAQ: DIET), leveraging the power of the Internet to bring diet, fitness and healthy lifestyle solutions to everyone, today announced results for the three months ended March 31, 2007.

Revenues from continuing operations for the first quarter of 2007 were $8.4 million, compared to $13.5 million for the same period last year. Income (loss) from continuing operations for the first quarter of 2007 was ($1.3 million), or ($0.05) per diluted share compared to ($3.6) million and ($0.16) per diluted share for the first quarter of 2006.

Adjusted EBITDA*, defined as net income before interest, taxes, depreciation, amortization, stock based compensation, discontinued operations and severance charges, for the quarter ended March 31, 2007 was ($0.5) million compared to ($2.4) million for the comparable period last year.

Operating Highlights:

•	eDiets DeliciouslyYours meal delivery plan launched

•	Four food, retail industry veterans joined management team

•	Subscriber average length of stay increased from 27 to 29 weeks year-over-year

•	Corporate Services contracts grew 88% to 15 contracts year-over-year

•	Technology integration and upgrade set for release by end of 2007

“We are focused on expanding and better monetizing our marketing investment as we diversify and streamline our overall operations,” said Steve Rattner, President. “Increased competition for online advertising from other players in the diet market remains a challenge, particularly for our core subscription business, but we remain committed to our multi-pronged revenue model. We believe the subscription business will continue to benefit from ongoing improvements in our technology and marketing approach.”

Mr. Rattner continued, “We have seen an initial boost in weight loss meal delivery sales since the new service was introduced in late March and our preliminary advertising for this new line commenced this week. eDiets Corporate Services is thriving as more corporations recognize the importance of health promotion and preventive services. We are building out our management team and upgrading our technology. As a result we believe we are well-positioned for the long-term growth of the weight loss industry.”

Conference Call:

The company will host a conference call to discuss the first quarter results at 4:30 p.m. Eastern Time on Thursday, May 3, 2007. Participants may access the call by dialing 866-510-0712 (domestic) or 617-597-5380 (international), passcode 41321768. In addition, the call will be webcast via the Investor Relations section of the company’s web site at www.ediets.com, where it will also be archived. A telephone replay will be available through Thursday May 10, 2007. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 76244499.

About eDiets.com

Headquartered in Fort Lauderdale, FL, eDiets, Inc. (NASDAQ: DIET) is a premier online diet, fitness, and healthy living destination offering professional advice, information, products and services to those seeking to improve their health and longevity. In, and addition to offering more than 20 personalized online nutrition and fitness programs and around-the-clock expert and peer-based online support services, eDiets members enjoy direct access to a wealth of professional advice, information, and motivation from the company’s network of health industry experts in a variety of fields, including nutrition, fitness, and motivation, among others. Founded in 1996 and with more than two million membership subscriptions sold to date, eDiets operates Web sites at www.eDiets.com, www.eFitness.com, www.DeliciouslyYours.com, www.eDietsCorporateServices.com and www.GleeMagazine.com publishes a family of industry-leading opt-in electronic newsletters that reach millions of health-conscious consumers nationwide.

* Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net (loss) income is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of adjusted EBITDA to net (loss) income is as follows (in thousands):

	Three Months Ended
	March 31, 2007	March 31, 2006
Net loss	$(1,257)	$(3,570)
Interest, net	(42)	(103)
Income tax provision	59	8
Depreciation	232	235
Amortization of Intangibles	302	10
Stock-based compensation	172	506
Discontinued operations	—	83
Severance Charges	16	475

Adjusted EBITDA	$(518)	$(2,356)

Safe Harbor Statement

Statements which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements. These risks and uncertainties include, among others, that the Company will not be able to obtain sufficient and/or acceptable outside financing (when and if required), changes in general economic and business conditions, changes in product acceptance by consumers, a decline in the effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, volatility in the advertising markets utilized by the Company, the termination of contractual relationships with the Company’s brand partners which license certain brand components and other proprietary information for the Company’s subscription programs, regulatory actions affecting the Company’s marketing activities, and the outcome of litigation pending against the Company. For additional information regarding these and other risks and uncertainties associated with eDiets.com’s business, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward- looking statements.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006
INCOME STATEMENT DATA:
Continuing Operations:
Revenues:
Membership	$6,132	$10,563
Other revenue	2,312	2,946

Total revenues	8,444	13,509

Cost and expenses:
Cost of revenue	1,693	2,821
Technology and development	875	592
Sales, marketing and support	5,152	11,201
General and administrative	1,680	2,461
Amortization of Intangibles	302	10

Total cost and expenses	9,702	17,085

Loss from operations	(1,258)	(3,576)
Other income, net	60	97
Income tax provision	(59)	(8)

Net loss from continuing operations	(1,257)	(3,487)

Discontinued Operations:
Loss from operations	—	(83)
Loss on disposal, net of tax	—	—

Loss from discontinued operations, net of tax	—	(83)

Net loss	$(1,257)	$(3,570)

Basic loss per share:
Loss from continuing operations	$(0.05)	$(0.16)
Loss from discontinued operations	—	—

Net loss	$(0.05)	$(0.16)

Diluted loss per common share
Loss from continuing operations	$(0.05)	$(0.16)
Loss from discontinued operations	—	—

Net loss	$(0.05)	$(0.16)

Weighted average common and common equivalent shares outstanding Basic and diluted	24,660	21,881

	Three Months Ended
	March 31, 2007	March 31, 2006
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(1,506)	$(160)
Investing	(1,407)	(146)
Financing	14	485

	March 31, 2007	December 31, 2006
BALANCE SHEET DATA:
Cash and cash equivalents	$3,086	$6,015
Total assets	24,392	27,544
Deferred Revenue	4,082	4,401
Long-term debt (excluding capital leases)	—	—

###